Exhibit 99.1
The Aaron’s Company, Inc. Reports Fourth Quarter & Full Year 2022 Financial Results, Announces 2023 Outlook, and Updates Multi-Year Strategic Plan
Atlanta, GA, March 1, 2023 — The Aaron’s Company, Inc. (NYSE: AAN) today released its fourth quarter and full year 2022 financial results. Complete financial results are available at investor.aarons.com. Highlights of those results, the 2023 outlook, and the updated multi-year strategic plan are included below and in the attached supplement.
Fourth Quarter 2022 Consolidated Results:
•Revenues were $589.6 million, an increase of 32.5%, benefiting from the BrandsMart acquisition
•Net loss was $5.9 million, a decrease of 135.9%; Non-GAAP net earnings1 were $2.8 million
•Adjusted EBITDA1 was $27.7 million, a decrease of 33.0%
•Diluted loss per share was $0.19; Non-GAAP Diluted EPS1 was $0.09
Full Year 2022 Consolidated Results:
•Revenues were $2.25 billion, an increase of 21.9%, benefiting from the BrandsMart acquisition
•Net loss was $5.3 million, a decrease of 104.8%; Non-GAAP net earnings1 were $64.8 million
•Adjusted EBITDA1 was $165.8 million, a decrease of 29.2%
•Diluted loss per share was $0.17; Non-GAAP Diluted EPS1 was $2.07
Full Year 2023 Consolidated Outlook:
•Revenues of $2.20 billion to $2.30 billion
•Adjusted EBITDA (excluding stock-based compensation)1,2 of $140.0 million to $160.0 million
•Non-GAAP Diluted EPS1 of $0.70 to $1.10
Multi-Year Strategic Plan:
•Information regarding the Company's updated multi-year strategic plan is available in the Q4 earnings presentation posted on the Company's investor relations website
The Company will host an earnings conference call tomorrow, March 2, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/576928281. A transcript of the webcast will also be available at investor.aarons.com.
1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
2.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA will exclude stock-based compensation expense. For comparability, adjusted EBITDA in 2022, excluding stock-based compensation expense, was $177.1 million.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,275 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

The Aaron’s Company, Inc. Reports Fourth Quarter & Full Year 2022 Financial Results, Announces 2023 Outlook, and Updates Multi-Year Strategic Plan
Atlanta, GA, March 1, 2023 — The Aaron's Company, Inc. (NYSE: AAN) today released its fourth quarter and full year 2022 financial results.

Fourth Quarter Consolidated Results
•Revenues were $589.6 million, an increase of 32.5%, benefiting from the BrandsMart acquisition
•Net loss was $5.9 million, a decrease of 135.9%; Non-GAAP net earnings[1] were $2.8 million
•Adjusted EBITDA[1] was $27.7 million, a decrease of 33.0%
•Diluted loss per share was $0.19; Non-GAAP Diluted EPS[1] was $0.09

Full Year Consolidated Results
•Revenues were $2.25 billion, an increase of 21.9%, benefiting from the BrandsMart acquisition
•Net loss was $5.3 million, a decrease of 104.8%; Non-GAAP net earnings[1] were $64.8 million
•Adjusted EBITDA[1] was $165.8 million, a decrease of 29.2%
•Diluted loss per share was $0.17; Non-GAAP Diluted EPS[1] was $2.07

CEO Commentary – “We ended the fourth quarter of 2022 with revenues and adjusted earnings in line with our expectations. Our 2023 outlook reflects the current macroeconomic pressure on customer demand and a lower lease portfolio size to start the year. We believe the second half of the year will improve as we benefit from stronger customer demand and payment activity and ongoing cost reductions.
Our updated multi-year strategic plan is designed to grow revenue, further transform our cost structure, and strengthen operating margins. We remain confident that our strategic investments will continue to enhance our business models at both Aaron’s and BrandsMart and will enable us to deliver long-term growth and meaningful shareholder returns.”
– Douglas Lindsay, The Aaron’s Company CEO

Key Items
The Aaron's Company
• 2022 financial results met full year outlook for both segments
• Ended 2022 with a strong balance sheet and available liquidity of $316.2 million
• 2023 outlook reflects current macroeconomic factors, a lower lease portfolio size to start the year, and improving trends in the second half of the year
• Updated multi-year strategic plan available in the Q4 earnings presentation

Aaron's Business
• Revenue and adjusted earnings in Q4 benefited from stronger than expected holiday demand, enhancements to lease decisioning platforms, and cost reductions
• E-commerce revenues in Q4 increased 7.3% vs. last year and represented 16.7% of lease revenues
• GenNext stores account for over 25% of lease and retail revenues

BrandsMart
• Gross profit margin and adjusted earnings in Q4 benefited from procurement savings, strategic pricing actions, and expense management, despite a challenging sales environment
• E-commerce product sales in Q4 increased to 10.5% of total product sales

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.

Consolidated Results

($ in Millions, except EPS)	Q4'22	Q4'21	Change	2022	2021	Change
Revenues	$589.6	$444.8	32.5%	$2,249.4	$1,845.5	21.9%
Net (Loss) Earnings	(5.9)	16.3	(135.9)%	(5.3)	109.9	(104.8)%
Adjusted EBITDA[1]	27.7	41.3	(33.0)%	165.8	234.1	(29.2)%
Diluted EPS	$(0.19)	$0.50	(138.0)%	$(0.17)	$3.26	(105.2)%
Non-GAAP Diluted EPS[1]	0.09	0.60	(85.0)%	2.07	3.75	(44.8)%

Adjusted Free Cash Flow[1]	Q4'22	Q4'21	Change	2022	2021	Change
Operating Cash Flow	$46.6	$45.6	2.0%	$170.4	$136.0	25.3%
Adjustments[2]	2.4	3.2	(24.7)%	30.1	7.4	nmf
Capital Expenditures	(24.3)	(25.2)	(3.8)%	(108.0)	(92.7)	16.5%
Adjusted Free Cash Flow[1]	$24.7	$23.6	4.7%	$92.5	$50.7	82.5%

Returns to Shareholders	Q4'22	Q4'21	Change	2022	2021	Change
Dividends Declared[3]	$3.4	$3.1	10.7%	$13.9	$13.1	6.0%
Share Repurchases	$2.3	$20.7	(88.7)%	$13.4	$103.1	(87.0)%
Discussion of Consolidated Results - Q4'22 vs. Q4'21:
•The 32.5% increase in consolidated revenues was due to the inclusion of BrandsMart in the consolidated results, offset by lower lease revenues and fees and retail sales at the Aaron's Business.
•Net losses in the fourth quarter of 2022 include restructuring charges of $8.9 million, acquisition-related intangible amortization expense of $2.7 million, BrandsMart acquisition-related costs of $1.5 million and separation costs of $0.2 million.
•Net earnings in the fourth quarter of 2021 included restructuring charges of $1.1 million, BrandsMart acquisition-related costs of $1.2 million, acquisition-related intangible amortization expense of $0.9 million and separation costs of $0.7 million.
•The 135.9% decrease in net losses was primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs at the Aaron's Business, an increase in restructuring expenses and interest expense, offset by earnings before income taxes generated by the inclusion of BrandsMart in the Company's consolidated results and lower personnel costs at the Aaron's Business.
•The 33.0% decrease in adjusted EBITDA was primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs at the Aaron's Business, partially offset by an incremental $5.3 million of adjusted EBITDA generated by the inclusion of BrandsMart in the Company's consolidated results and lower personnel costs at the Aaron's Business.
•Diluted EPS decreased by 138.0% and Non-GAAP Diluted EPS decreased by 85.0% due to the factors described above.
•As of December 31, 2022, the Company had a cash balance of $27.7 million, debt of $242.4 million, and $288.5 million of availability under its $375.0 million unsecured revolving credit facility.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Adjustments include operating cash flows related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the quarter.
3.Disclosure based upon dividends declared but not paid for the three months ended December 31, 2022 and 2021.

Segment Results

Aaron's Business
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ in Millions)	Q4'22	Q4'21	Change		2022	2021	Change
Revenues	$404.3	$444.8	(9.1)%		$1,703.5	$1,845.5	(7.7)%
Lease Portfolio Size	$126.5	$136.3	(7.2)%		$126.5	$136.3	(7.2)%
Lease Renewal Rate	85.8%	87.7%	(190)	bps	87.5%	90.6%	(310)	bps
Same Store Revenues	(8.4)%	4.8%	nmf		(6.4)%	9.3%	nmf
Gross Profit Margin	61.5%	62.3%	(80)	bps	62.3%	62.8%	(50)	bps
Earnings Before Income Taxes	$17.0	$40.5	(57.9)%		$122.2	$223.4	(45.3)%
Adjusted EBITDA[1]	$36.2	$58.1	(37.8)%		$196.6	$291.3	(32.5)%
Adjusted EBITDA Margin[1]	8.9%	13.1%	(420)	bps	11.5%	15.8%	(430)	bps
Write-Offs %[2]	7.1%	5.7%	140	bps	6.4%	4.2%	220	bps

Ending Store Count[3]	Q4'22	Q4'21	Change
Total Stores	1,266	1,310	(44)
Company-Operated	1,034	1,074	(40)
GenNext (included in Company-Operated)	211	116	95
Franchised	232	236	(4)
Discussion of Aaron's Business Results - Q4'22 vs. Q4'21:
•The 9.1% decrease in revenues was primarily due to a 8.4% decline in same store revenues driven by a lower same-store lease portfolio size during the quarter, lower lease renewal rates, fewer exercises of early purchase options, and lower retail sales.
•The 7.2% decrease in overall store lease portfolio size was due to a decline in recurring revenue written into the portfolio combined with higher returns and write-offs of lease merchandise.
•The 190 basis point year-over-year decrease in lease renewal rates was due to continued inflationary pressures affecting customers' ability to pay.
•The year-over-year decrease of 37.8% in adjusted EBITDA and 420 basis points in adjusted EBITDA margin were primarily due to a decrease in gross profit and a higher provision for lease merchandise write-offs, partially offset by lower personnel costs.
•The provision for lease merchandise write-offs as a percentage of lease revenues and fees was 7.1% as compared to 5.7% in the prior year quarter, as continued inflationary pressures affected customer payment ability.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our average legacy stores.
•E-commerce revenues increased 7.3% as compared to the prior year quarter and represented 16.7% of lease revenues.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Provision for Lease Merchandise Write-off as a percentage of lease revenues and fees.
3.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the Brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ in Millions)	Q4'22	Q4'21[2]	Change	2022	2021[2]	Change
Revenues	$187.7	N/A	N/A	$552.5	N/A	N/A
Gross Profit Margin	20.0%	N/A	N/A	18.3%	N/A	N/A
Earnings Before Income Taxes	$1.8	N/A	N/A	$(11.2)	N/A	N/A
Adjusted EBITDA[1]	$5.3	N/A	N/A	$22.4	N/A	N/A
Adjusted EBITDA Margin[1]	2.8%	N/A	N/A	4.1%	N/A	N/A
Discussion of BrandsMart Results - Q4'22 vs. Q4'21:
•Product sales for the quarter decreased year-over-year by 10.8% driven primarily by lower store traffic and customer trade down to lower priced products in major appliances and electronics, offset by growth in small appliances and housewares.3
•E-commerce product sales increased to 10.5% of total product sales.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.The Company’s consolidated financial and operating results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart and therefore have not been addressed in the discussion below.
3.This metric is unaudited and includes a comparison to a period in which the BrandsMart business was not owned by The Aaron's Company, Inc.

Full Year 2023 Outlook
The Company is providing the following outlook of selected financial metrics for the full year 2023.

Current Outlook [1,2]
Consolidated	Low	High
Revenues	$2.20 billion	$2.30 billion
Net Earnings	$17.9 million	$25.7 million
Adjusted EBITDA (excluding stock-based compensation)[3]	$140.0 million	$160.0 million
Diluted EPS	$0.55	$0.80
Non-GAAP Diluted EPS	$0.70	$1.10
Cash Provided by Operating Activities	$145.0 million	$165.0 million
Capital Expenditures	$95.0 million	$115.0 million
Adjusted Free Cash Flow	$50.0 million	$60.0 million

Aaron’s Business
Revenues	$1.53 billion	$1.60 billion
Earnings Before Income Taxes	$93.0 million	$102.0 million
Adjusted EBITDA	$165.0 million	$180.0 million

BrandsMart
Revenues	$665.0 million	$695.0 million
Earnings Before Income Taxes	$2.5 million	$5.5 million
Adjusted EBITDA	$17.5 million	$22.5 million
1.See the “Use of Non-GAAP Financial Information” section included in this release. Consolidated totals include unallocated corporate costs and intersegment elimination amounts.
2.The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.
3.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA will exclude stock-based compensation expense. For comparability, adjusted EBITDA in 2022, excluding stock-based compensation expense, was $177.1 million.

Multi-Year Strategic Plan
The Company updated its multi-year strategic plan; additional information on the plan is available in the Q4 earnings presentation posted on investor.aarons.com.

Conference Call and Webcast
The Company will hold a conference call to discuss its quarterly results on March 2, 2023, at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Company’s investor relations website, investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,275 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-

to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” "plan" and similar expressions. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, general macroeconomic conditions and rising interest rates; (ii) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (iii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iv) the failure of that separation to qualify for the expected tax treatment; (v) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (vi) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (vii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (viii) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (ix) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (x) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xi) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiii) financial challenges faced by our franchisees; (xiv) increases in lease merchandise write-offs, and the potential limited duration and impact of government stimulus and other government payments made by Federal and State governments to counteract the economic impact of the pandemic; (xv) the availability and prices of supply chain resources, including products and transportation; (xvi) business disruptions due to political or economic instability due to the ongoing conflict between Russia and Ukraine; and (xvii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Statements in this news release that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF EARNINGS[1]

	(Unaudited) Three Months Ended		Year Ended
(In Thousands, except per share amounts)	December 31,		December 31,
	2022	2021	2022	2021
REVENUES:
Lease Revenues and Fees	$361,167	$392,844	$1,529,125	$1,633,489
Retail Sales	193,435	11,962	585,624	57,568
Non-Retail Sales	29,120	33,736	110,531	128,299
Franchise Royalties and Other Revenues	5,862	6,260	24,154	26,148
	589,584	444,802	2,249,434	1,845,504
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	123,512	128,460	513,659	531,859
Retail Cost of Sales	154,244	8,283	474,879	38,033
Non-Retail Cost of Sales	25,896	30,960	99,123	116,123
	303,652	167,703	1,087,661	686,015
GROSS PROFIT	285,932	277,099	1,161,773	1,159,489
OPERATING EXPENSES:
Personnel Costs	129,776	126,221	515,144	495,411
Other Operating Expenses, Net	126,357	106,651	490,143	434,491
Provision for Lease Merchandise Write-Offs	25,472	22,555	97,564	67,888
Restructuring Expenses, Net	8,870	1,084	32,717	9,218
Impairment of Goodwill	—	—	12,933	—
Separation Costs	214	699	1,204	6,732
Acquisition-Related Costs	1,460	—	14,616	—
	292,149	257,210	1,164,321	1,013,740
OPERATING (LOSS) PROFIT	(6,217)	19,889	(2,548)	145,749
Interest Expense	(3,911)	(343)	(9,875)	(1,460)
Other Non-Operating Income (Expense), Net	507	523	(2,320)	1,581
(LOSS) EARNINGS BEFORE INCOME TAXES	(9,621)	20,069	(14,743)	145,870
INCOME TAX (BENEFIT) EXPENSE	(3,767)	3,781	(9,463)	35,936
NET (LOSS) EARNINGS	$(5,854)	$16,288	$(5,280)	$109,934

(LOSS) EARNINGS PER SHARE	$(0.19)	$0.52	$(0.17)	$3.33
(LOSS) EARNINGS PER SHARE ASSUMING DILUTION	$(0.19)	$0.50	$(0.17)	$3.26
WEIGHTED AVERAGE SHARES OUTSTANDING	30,763	31,445	30,881	32,992
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	30,763	32,256	30,881	33,722
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED BALANCE SHEETS[1]

(In Thousands)	December 31, 2022	December 31, 2021
ASSETS:
Cash and Cash Equivalents	$27,716	$22,832
Accounts Receivable (net of allowances of $8,895 in 2022 and $7,163 in 2021)	38,191	29,443
Lease Merchandise (net of accumulated depreciation and allowances of $431,092 in 2022 and $439,745 in 2021)	693,795	772,154
Merchandise Inventories, Net	95,964	—
Property, Plant and Equipment, Net	267,457	230,895
Operating Lease Right-of-Use Assets	459,950	278,125
Goodwill	54,710	13,134
Other Intangibles, Net	118,528	5,095
Income Tax Receivable	5,716	3,587
Prepaid Expenses and Other Assets	96,436	86,000
Total Assets	$1,858,463	$1,441,265
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$264,043	$244,670
Deferred Income Taxes Payable	87,008	92,306
Customer Deposits and Advance Payments	73,196	66,289
Operating Lease Liabilities	496,401	309,834
Debt	242,413	10,000
Total Liabilities	1,163,061	723,099

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at December 31, 2022 and December 31, 2021; Shares Issued: 36,100,011 at December 31, 2022 and 35,558,714 at December 31, 2021	18,050	17,779
Additional Paid-in Capital	738,428	724,384
Retained Earnings	79,073	98,546
Accumulated Other Comprehensive Loss	(1,396)	(739)
	834,155	839,970
Less: Treasury Shares at Cost
5,480,353 Shares at December 31, 2022 and 4,580,390 Shares at December 31, 2021	(138,753)	(121,804)
Total Shareholders’ Equity	695,402	718,166
Total Liabilities & Shareholders’ Equity	$1,858,463	$1,441,265

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED STATEMENTS OF CASH FLOWS[1]

	Year Ended December 31,
(In Thousands)	2022	2021
OPERATING ACTIVITIES:
Net (Loss) Earnings	$(5,280)	$109,934
Adjustments to Reconcile Net (Loss) Earnings to Net Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	505,966	524,155
Other Depreciation and Amortization	86,083	69,687
Provision for Lease Merchandise Write-Offs	97,564	67,888
Non-Cash Inventory Fair Value Adjustment	23,074	—
Accounts Receivable Provision	41,460	27,964
Stock-Based Compensation	12,390	13,148
Deferred Income Taxes	(13,581)	28,725
Impairment of Assets	29,478	5,224
Non-Cash Lease Expense	112,613	93,113
Other Changes, Net	(10,312)	(5,840)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(527,511)	(665,381)
Merchandise Inventories	5,026	—
Accounts Receivable	(45,881)	(23,679)
Prepaid Expenses and Other Assets	6,284	(3,863)
Income Tax Receivable	(2,129)	(2,494)
Operating Lease Right-of-Use Assets and Liabilities	(124,393)	(106,128)
Accounts Payable and Accrued Expenses	(1,995)	6,609
Customer Deposits and Advance Payments	(18,424)	(3,022)
Cash Provided by Operating Activities	170,432	136,040
INVESTING ACTIVITIES:
Purchases of Property, Plant & Equipment	(107,980)	(92,704)
Proceeds from Dispositions of Property, Plant, and Equipment	21,519	14,942
Acquisition of BrandsMart U.S.A., Net of Cash Acquired	(265,630)	—
Acquisitions of Businesses and Customer Agreements, Net of Cash Acquired	(1,062)	(10,121)
Proceeds from Other Investing-Related Activities	1,776	2,508
Cash Used in Investing Activities	(351,377)	(85,375)
FINANCING ACTIVITIES:
Borrowings on Swing Line Loans, Net	9,250	—
Proceeds from Revolver and Term Loan	291,700	—
Repayments on Revolver, Term Loan and Financing Leases	(67,793)	9,260
Repayments on Inventory Loan Program, Net	(15,541)	—
Dividends Paid	(13,530)	(9,971)
Acquisition of Treasury Stock	(13,384)	(103,098)
Issuance of Stock Under Stock Option Plans	1,501	2,587
Shares Withheld for Tax Payments	(3,565)	(2,729)
Debt Issuance Costs	(2,758)	—
Cash Provided by (Used in) Financing Activities	185,880	(103,951)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(51)	(5)
Increase (Decrease) in Cash and Cash Equivalents	4,884	(53,291)
Cash and Cash Equivalents at Beginning of Period	22,832	76,123
Cash and Cash Equivalents at End of Period	$27,716	$22,832
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

QUARTERLY REVENUES BY SEGMENT[1]

	(Unaudited)
	Three Months Ended
(In Thousands)	December 31, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$361,167	$—	$—	$361,167
Retail Sales	8,113	187,682	(2,360)	193,435
Non-Retail Sales	29,120	—	—	29,120
Franchise Royalties and Fees	5,663	—	—	5,663
Other	199	—	—	199
Total Revenues	$404,262	$187,682	$(2,360)	$589,584

	(Unaudited)
	Three Months Ended
(In Thousands)	December 31, 2021
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$392,844	$—	—	$392,844
Retail Sales	11,962	—	—	11,962
Non-Retail Sales	33,736	—	—	33,736
Franchise Royalties and Fees	6,020	—	—	6,020
Other	240	—	—	240
Total Revenues	$444,802	$—	$—	$444,802

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

TWELVE MONTHS REVENUES BY SEGMENT[1]

	Year Ended
(In Thousands)	December 31, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,529,125	$—	$—	$1,529,125
Retail Sales	39,693	552,465	(6,534)	585,624
Non-Retail Sales	110,531	—	—	110,531
Franchise Royalties and Fees	23,376	—	—	23,376
Other	778	—	—	778
Total	$1,703,503	$552,465	$(6,534)	$2,249,434

	Year Ended
(In Thousands)	December 31, 2021
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[2]	Total
Lease Revenues and Fees	$1,633,489	$—	$—	$1,633,489
Retail Sales	57,568	—	—	57,568
Non-Retail Sales	128,299	—	—	128,299
Franchise Royalties and Fees	25,129	—	—	25,129
Other	1,019	—	—	1,019
Total	$1,845,504	$—	$—	$1,845,504

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, a goodwill impairment charge recognized for the Aaron's Business reporting unit, and a non-cash charge for a fair value adjustment to merchandise inventories. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2021 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net (Loss) Earnings and (Loss) Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Non-GAAP Earnings Per Share Assuming Dilution table in this news release.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s (loss) earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and Adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release and in the news releases dated April 25th, July 25th, and October 24th of 2022 are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET EARNINGS AND NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION[1]

	(Unaudited) Three Months Ended		(Unaudited) Year Ended
(In Thousands, except per share amounts)	December 31,		December 31,
	2022	2021	2022	2021
Net (Loss) Earnings	$(5,854)	$16,288	$(5,280)	$109,934
Income Taxes	(3,767)	3,781	(9,463)	35,936
(Loss) Earnings Before Income Taxes	$(9,621)	$20,069	$(14,743)	$145,870
Acquisition-Related Intangible Amortization Expense	2,652	891	8,953	4,861
Restructuring Expenses, Net	8,870	1,084	32,717	9,218
Separation Costs	214	699	1,204	6,732
Non-Cash Inventory Fair Value Adjustment	—	—	23,074	—
Acquisition-Related Costs	1,460	1,181	14,616	1,181
Impairment of Goodwill	—	—	12,933	—
Non-GAAP Earnings Before Income Taxes	3,575	23,924	78,754	167,862

Income taxes, calculated using a non-GAAP Effective Tax Rate	752	4,507	13,998	41,354
Non-GAAP Net Earnings	$2,823	$19,417	$64,756	$126,508

(Loss) Earnings Per Share Assuming Dilution	$(0.19)	$0.50	$(0.17)	$3.26
Acquisition-Related Intangible Amortization Expense	0.09	0.03	0.29	0.14
Restructuring Expenses, Net	0.29	0.03	1.05	0.27
Separation Costs	0.01	0.02	0.04	0.20
Non-Cash Inventory Fair Value Adjustment	—	—	0.74	—
Acquisition-Related Costs	0.05	0.04	0.47	0.04
Impairment of Goodwill	—	—	0.41	—
Tax Effect of Non-GAAP adjustments	(0.15)	(0.02)	(0.75)	(0.16)
Non-GAAP Earnings Per Share Assuming Dilution[2]	$0.09	$0.60	$2.07	$3.75

Weighted Average Shares Outstanding Assuming Dilution[3]	31,096	32,256	31,303	33,722

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
3.For the three months ended December 31, 2022, the GAAP Weighted Average Shares Outstanding Assuming Dilution was 30,763 and the Non-GAAP Weighted Average Shares Outstanding Assuming Dilution was 31,096.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Three Months Ended December 31, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net (Loss)					$(5,854)
Income Taxes					(3,767)
Earnings (Loss) Before Income Taxes	$17,046	$1,793	$(28,365)	$(95)	$(9,621)
Interest Expense	—	—	3,911	—	3,911
Depreciation	18,504	1,415	222	—	20,141
Amortization	601	2,130	—	—	2,731
EBITDA	$36,151	$5,338	$(24,232)	$(95)	$17,162
Separation Costs	—	—	214	—	214
Restructuring Expenses, Net	—	—	8,870	—	8,870
Acquisition-Related Costs	—	—	1,460	—	1,460
Adjusted EBITDA	$36,151	$5,338	$(13,688)	$(95)	$27,706

	(Unaudited)
	Three Months Ended December 31, 2021
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$16,288
Income Taxes					3,781
Earnings (Loss) Before Income Taxes	$40,524	$—	$(20,455)	$—	$20,069
Interest Expense	—	—	343	—	343
Depreciation	16,510	—	405	—	16,915
Amortization	1,043	—	—	—	1,043
EBITDA	$58,077	$—	$(19,707)	$—	$38,370
Separation Costs	—	—	699	—	699
Restructuring Expenses, Net	—	—	1,084	—	1,084
Acquisition-Related Costs	—	—	1,181	—	1,181
Adjusted EBITDA	$58,077	$—	$(16,743)	$—	$41,334

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION TWELVE MONTHS ADJUSTED EBITDA BY SEGMENT[1]

	(Unaudited)
(In Thousands)	Year Ended December 31, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Loss					$(5,280)
Income Taxes					(9,463)
Earnings (Loss) Before Income Taxes	$122,220	$(11,171)	$(125,021)	$(771)	$(14,743)
Interest Expense	—	—	9,875	—	9,875
Depreciation	71,682	3,841	1,230	—	76,753
Amortization	2,651	6,679	—	—	9,330
EBITDA	$196,553	$(651)	$(113,916)	$(771)	$81,215
Separation Costs	—	—	1,204	—	1,204
Restructuring Expenses, Net	—	—	32,717	—	32,717
Impairment of Goodwill	—	—	12,933	—	12,933
Acquisition-Related Costs	—	—	14,616	—	14,616
Non-Cash Inventory Fair Value Adjustment	—	23,074	—	—	23,074
Adjusted EBITDA	$196,553	$22,423	$(52,446)	$(771)	$165,759

	(Unaudited)
(In Thousands)	Year Ended December 31, 2021
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[2]	Total
Net Earnings					$109,934
Income Taxes					35,936
Earnings (Loss) Before Income Taxes	$223,448	$—	$(77,578)	$—	$145,870
Interest Expense	—	—	1,460	—	1,460
Depreciation	62,308	—	1,851	—	64,159
Amortization	5,528	—	—	—	5,528
EBITDA	$291,284	$—	$(74,267)	$—	$217,017
Separation Costs	—	—	6,732	—	6,732
Acquisition-Related Costs	—	—	1,181	—	1,181
Restructuring Expenses, Net	—	—	9,218	—	9,218
Adjusted EBITDA	$291,284	$—	$(57,136)	$—	$234,148

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW[1]

	(Unaudited)
	Three Months Ended
	December 31,
(In Thousands)	2022	2021
Cash Provided by Operating Activities	$46,561	$45,646
Proceeds from Real Estate Transactions	1,600	3,156
Acquisition-Related Transaction Costs	777	—
Capital Expenditures	(24,285)	(25,248)
Adjusted Free Cash Flow	$24,653	$23,554

	(Unaudited)
	Year Ended
	December 31,
(In Thousands)	2022	2021
Cash Provided by Operating Activities	$170,432	$136,040
Proceeds from Real Estate Transactions	16,519	7,360
Acquisition-Related Transaction Costs	13,556	—
Capital Expenditures	(107,980)	(92,704)
Adjusted Free Cash Flow	$92,527	$50,696
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Estimated Net Earnings			$17,900 - $25,700
Income Taxes			$6,100 - $8,800
Projected Earnings Before Income Taxes	$93,000 - $102,000	$2,500 - $5,500	$24,000 - $34,500
Interest Expense	—	—	$16,000 - $17,500
Depreciation and Amortization	$72,000 - $78,000	$15,000 - $17,000	$87,000 - $95,000
Projected EBITDA	$165,000 - $180,000	$17,500 - $22,500	$127,000 - $147,000
Stock-Based Compensation	—	—	$13,000
Projected Adjusted EBITDA	$165,000 - $180,000	$17,500 - $22,500	$140,000 - $160,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.55	$0.80
Sum of Other Adjustments[2]	$0.15	$0.30
Projected Non-GAAP Earnings Per Share Assuming Dilution	$0.70	$1.10

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$145,000 - $165,000
Proceeds from Real Estate Transactions	$0 - $10,000
Capital Expenditures	$(95,000) - $(115,000)
Adjusted Free Cash Flow	$50,000 - $60,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA will exclude stock-based compensation expense.
2.Includes acquisition related amortization expense.